Exhibit 16.1
                                                       ------------

                                                     Conformed Copy


Securities and Exchange Commission
Mail Stop 3-4
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:


We have read and agree with the comments pertaining to our firm contained under the heading "Change in Accountants" in Registration Statement No. 333-42427 on Form S-4 of J. Crew Group, Inc. filed with the Securities and Exchange Commission.


Yours Truly,



/s/ DELOITTE & TOUCHE LLP

New York, New York
February 6, 1998